EXHIBIT 99.1

            BLUE HOLDINGS, INC. TO LICENSE NEW BRAND FAITH CONNEXION
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-  HIGHLY RECOGNIZED CONTEMPORARY KNIT COLLECTION ADDED TO PORTFOLIO OF BRANDS

COMMERCE, Calif. January 18, 2007--Blue Holdings, Inc. (NASDAQ:BLUE), a designer, manufacturer and distributor of high-end fashion jeans, apparel and accessories, today announced that it has signed a licensing agreement to further develop the highly recognized contemporary knit collection Faith Connexion, headquartered in France. The brand features stud and beaded detail, gothic lettering, and tattoo prints on hoodies, t-shirts, sweatshirts, sweatpants and hats for both men and women. Shipments of the line have already commenced to many of the top retailers including Planet Blue, Fred Segal and Kitson and the Company has already received re-orders.

The deal will have an initial three year term, with the first year considered to be comprised of 18 months, and the second year to be comprised of 6 months. The territories include North America (including Canada), South America, Japan and Korea, and the products are expected to be distributed to specialty boutiques and better department stores.

The agreement provides for royalty payments of 9% of all net sales in years one and two, and 9.5% of all net sales in year three, and contains minimum royalty obligations in each of those years. The licensing agreement was approved by Blue Holdings' Board of Directors and became effective on January 12, 2007.

The Faith Connexion brand will be featured at the upcoming Project Show in Las Vegas along with Blue Holdings other lifestyle brands: Antik Denim, Yanuk, Taverniti So Jeans and Life & Death.

Paul Guez, Chairman and CEO stated, "This licensing agreement represents the addition of a fifth premier lifestyle brand to the Blue Holdings family. We are extremely privileged to introduce this brand in both the US and internationally. This deal represents a collaboration with another group of talented designers to further increase Blue Holdings' reach. The brand's distinctive style will add a new element to our collections and add diversity to our brands. We plan to continue to develop our five brands: Antik Denim, Yanuk, Taverniti So Jeans, Life & Death and Faith Connexion. We believe this multi-brand strategy is the right approach to continue to grow the Company aggressively and profitably."

About  Blue  Holdings  Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Life and Death" brands, both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So, and Life and Death jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.


Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-


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looking  statements  are  inherently  unreliable  and  actual results may differ materially. Examples of forward-looking statements included in this release include statements related to the profitable and aggressive growth of Blue Holdings in 2007. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Blue Holdings, Inc.
Larry Jacobs, 323-725-5555
Larry.jacobs@blueholdings.com
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Integrated Corporate Relations
Andrew Greenebaum/Patricia Dolmatsky, 310-954-1100 agreenebaum@icrinc.com
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pdolmatsky@icrinc.com
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